                                                                      Exhibit 12

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
                                                                 Three Months Ended                      Nine Months Ended
                                                                    September 30,                          September 30,
                                                              -----------------------                 -----------------------
                                                              1999               1998                 1999               1998
                                                              ----               ----                 ----               ----
DETERMINATION OF RATIO OF EARNINGS TO
-------------------------------------
   FIXED CHARGES:
   -------------

Loss before benefit for income taxes and extraordinary     ($2,089,596)        ($2,391,939)         ($3,152,719)     ($6,384,334)
charge

Fixed charges
             Amortization of deferred financing costs           297,846             251,980              891,992          580,415
             Interest expense                                 4,569,094           3,258,101           13,147,841        7,650,415
                                                          --------------    ----------------    -----------------    -------------
Earnings before fixed charges                                 2,777,344           1,118,142           10,887,114        1,846,496

Fixed charges
             Amortization of deferred financing costs           297,846             251,980              891,992          580,415
             Interest expense                                 4,569,094           3,258,101           13,147,841        7,650,415
                                                          --------------    ----------------    -----------------    -------------
Total fixed charges                                           4,866,940           3,510,081           14,039,833        8,230,830

Ratio of earnings to fixed charges                                0.57X               0.32X                0.78X            0.22X
                                                          ==============    ================    =================    =============
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